UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2005

American Financial Realty Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31678	020604479
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1725 The Fairway, Jenkintown, Pennsylvania		19046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-887-2280

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2005, our operating partnership and Robert J. Delany entered into an addendum, effective June 14, 2005, to Mr. Delany’s employment agreement in connection with the transfer of Mr. Delany’s employment to the Company’s European operations. The addendum affirms Mr. Delany’s title as Executive Vice President and Chief Operating Officer – Europe and establishes the terms of his service and compensation as an executive of the Company’s European operations. Mr. Delany’s compensation package for service to the Company’s European operations consists of an additional annual base salary at the initial after-tax rate of $60,000 per year, which amount will be subject to increases on each January 1 during Mr. Delany’s term in Europe. Mr. Delany's term in Europe will be at least one year and no longer than three years, and during such term the Company will provide reasonable rental housing accommodations for Mr. Delany and his family in the London area, pay for reasonable moving and relocation expenses, provide assistance in income tax and immigration matters and continue the same level of health care coverage. Mr. Delany will also receive a one-time after-tax relocation bonus of $10,000. The Company will provide Mr. Delany with tax equalization during his term in Europe.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Financial Realty Trust

June 23, 2005	By:	Edward J. Matey Jr.

Name: Edward J. Matey Jr.
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Addendum, dated June 14, 2005, to employment agreement by and between Robert J. Delany and First States Group, L.P.